United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

January 4, 2013

Date of Report
[Date of Earliest Event Reported]

CAPITAL GROUP HOLDINGS, INC.
 (Exact name of Registrant as specified in its Charter)

Minnesota	000-17064	41-1430130
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

16624 North 90th Street, Suite 200, Scottsdale, AZ 85260

(Address of Principal Executive Offices, including zip code)

(480) 998-2100

(Registrant’s Telephone Number, including area code)

___________________________________________
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2013, our Board of Directors appointed the following director to fill vacancies on our board:

1.  Dr. Joel V. Brill, MD

Joel V. Brill, MD

Joel V. Brill, MD is a physician whose focus is business strategy for coverage, reimbursement, quality improvement and accountable care.  Dr. Brill has served as the Chief Medical Officer of Predictive Health, LLC since 2003.

Dr. Brill is Board Certified in Internal Medicine and Gastroenterology.  Dr. Brill has served as the Chief Medical Officer of Predictive Health, LLC since 2003.  Dr. Brill has held management positions with several managed care companies and integrated delivery networks, and serves on Scientific Advisory Boards / Committees for several national payors.  Dr. Brill is an Assistant Clinical Professor of Medicine at the University of Arizona School of Medicine, an Adjunct Assistant Professor of Medicine at Midwestern University, and serves on the Editorial Advisory Boards for several journals.  He works extensively with payors, providers and other stakeholders on business strategy for coverage, reimbursement, quality improvement and accountable care.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 8, 2013	Capital Group Holdings, Inc. /s/ Erik Cooper By: Erik Cooper Its: Chief Executive Officer and President (Principal Executive Officer)